Exhibit 3.2

FIRST AMENDED AND RESTATED BYLAWS
OF
DELTA NATURAL GAS COMPANY, INC.
(a Kentucky corporation)
ARTICLE I
OFFICES

The corporation may have such offices, either within or without the Commonwealth of Kentucky, as the business of the corporation may require from time to time.
ARTICLE II
SHAREHOLDERS MEETINGS AND RECORD DATES

Section 2.1    Annual Meeting. The annual meeting of the shareholders of the corporation shall be held on such date and at such time as fixed by resolution of the board of directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

Section 2.2    Special Meetings. Special meetings of the shareholders may be held for any purpose or purposes at any time, date and place as may be called by the Chief Executive Officer or a majority of the members of the board of directors, and shall be called by any of the same upon written request by the holders of not less than one-third (1/3) of all the shares entitled to vote at the meeting. Such request shall state the purpose or purposes of the meeting and shall be delivered to a vice president of the corporation.

Section 2.3    Place of Meeting. The board of directors may designate any place as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting is called by someone other than the board of directors, the place of meeting shall, subject to Section 2.5, be the principal office of the corporation.

Section 2.4    Notice of Meetings. The corporation shall provide written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally, by mail or other method of delivery, or by electronic means, to each shareholder of record entitled to vote at such meeting. When any annual or special meeting of shareholders is adjourned to a new time, date or place, and the new time, date or place is announced at the adjourned meeting, then no notice to the shareholders of the new time, date or place shall be required unless such time or date is more than one hundred twenty (120) days after the date fixed for the original meeting.

Section 2.5    Meeting of all Shareholders. If all of the shareholders shall meet at any time and place and consent to the holding of a meeting, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

Section 2.6    Fixing of Record Date. The board of directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action, which record date shall not be more than seventy (70) days before the shareholders’ meeting or other action requiring a determination of shareholders. If the board of directors does not otherwise fix the record date for determining shareholders entitled to notice of and to vote at a shareholders’ meeting, such record date shall be the day before the first notice is delivered to shareholders. A determination of shareholders entitled to notice of or to vote at any shareholders’ meeting shall apply to any adjournment thereof unless the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting, in which case the board shall fix a new record date. If the board of directors does not fix the record date for determining shareholders entitled to a distribution (other than one involving a purchase, redemption or other acquisition of the corporation’s shares), it shall be the date the date the board of directors authorizes the distribution.

Section 2.7    Voting Lists; Share Ledger. After a record date for a meeting of shareholders is fixed, the Secretary or agent in charge of the transfer book for shares of the corporation shall prepare a complete list of the shareholders entitled to notice of any meeting, or any adjournment thereof, with the address of and the number of shares held by each shareholder. Such list shall, for a period of five (5) business days prior to any meeting and continuing through the meeting, be kept on file at the principal office of the corporation (or at a place identified in the meeting notice in the city where the meeting will be held) and shall be subject to inspection by any shareholder or his or her agent or attorney at any time during usual business hours and at such shareholder’s expense. Such list shall also be produced and kept open at the meeting and shall be subject to the inspection of any shareholder or his or her agent or attorney during the meeting or any adjournment thereof.

Section 2.8    Quorum; Manner of Acting. A majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. The shareholders present at a duly organized meeting can continue to do business for the remainder of the meeting and for any adjournment thereof, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, unless a new record date is or must be set for that adjourned meeting. Once a quorum is present at any meeting, action on a matter (other than where otherwise required by law) shall be approved if the votes cast for the action exceed the votes cast opposing the action (i.e., the action on a matter is approved by a majority of the votes cast at a meeting at which a quorum is present).

Section 2.9    Proxies. At all meetings of shareholders, a shareholder may vote in person or by a proxy. A shareholder, or his or her attorney-in-fact, may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by an electronic transmission. An electronic transmission shall contain, or be accompanied by, information from which one can determine that the shareholder, the shareholder’s agent, or the shareholder’s attorney-in-fact authorized the electronic transmission. An appointment of a proxy shall be effective when a signed appointment form or an electronic transmission of the appointment is received by the Secretary of the corporation, or other officer or agent authorized to tabulate votes. A proxy, unless it conspicuously states that it is irrevocable and the appointment is coupled with an interest, may be revoked by the shareholder by delivering written notice of revocation to the Secretary of the corporation, or other officer or agent authorized to tabulate votes, prior to the establishment of a quorum at the meeting. No proxy shall be valid for more than eleven (11) months unless such longer period is expressly provided in the proxy appointment form.

Section 2.10    Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders, including the election of directors, may be taken without a meeting and without prior notice if one or more consents in writing, setting forth the action so taken, shall be signed by all shareholders and shall be delivered to the corporation for inclusion in the minutes or filing with the corporate records.

Section 2.11    Telephonic Meetings. Shareholders may participate in any meeting of the shareholders by means of conference telephone or similar communications equipment, provided that all persons participating in the meeting can hear one another. Participation in this manner shall constitute presence in person at a meeting of the shareholders.

ARTICLE III
DIRECTORS

Section 3.1    General Powers. The business and affairs of the corporation shall be managed under the direction of a board of directors. Except as expressly limited by law, all corporate powers of the corporation shall be vested in and may be exercised by, or under the authority of, the board of directors.

Section 3.2    Number and Tenure. The board of directors shall consist of not less than one (1) nor more than seven (7) members, the exact number to be set within this range by the board of directors or the shareholders. Each director shall continue to serve as director until the earlier of (a) the election or qualification of his or her successor, or (b) his or her resignation or removal.

Section 3.3    Resignation; Removal; Vacancies. Any director may resign at any time by delivering written notice of such resignation to the board of directors, the Chief Executive Officer or to the corporation. A resignation shall be effective when the notice is so delivered unless the notice specifies a later effective date. Any director may be removed by the shareholders at any time, with or without cause. Any vacancy occurring on the board of directors (including a vacancy resulting from an increase in the number of directors) may be filled by (a) the board of directors, (b) if the directors remaining in office constitute fewer than a quorum of the board, by the affirmative vote of a majority of all the directors remaining in office, or (c) by the shareholders.

Section 3.4    Annual Meetings. An annual meeting of the board of directors shall be held without notice immediately after, and at the same place as, the annual meeting of shareholders, and may be held without notice at such other time(s) and place(s) as the board of directors may provide.

Section 3.5    Special Meetings. Special meetings of the board of directors may be called by or at the request of the Chief Executive Officer or a majority of the directors. The person or persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by them.

Section 3.6    Place of Meeting. The board of directors may designate any place as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting is called by someone other than the board of directors, the place of meeting shall, subject to Section 2.5, be the principal office of the corporation.

Section 3.7    Notice. Notice of the time, date and place of any special meeting shall be given at least three (3) days prior thereto by written notice delivered to each director at his or her business address (or, in the absence of a business address, his or her residence address) personally, by mail or other method of communication, or by electronic means. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with first class postage thereon prepaid. If notice is sent by facsimile or other electronic means, such notice shall be deemed delivered when the transmission thereof is completed by the sender. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to the transaction of any business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the board of directors need be specified in any notice or waiver of notice of such meeting.

Section 3.8    Quorum; Vote Required for Action. A majority of the board of directors shall constitute a quorum for the transaction of business at any meeting of the board of directors, provided that if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 3.9    Organization. Meetings of the board of directors shall be presided over by the chairman of the board, if applicable, or in his or her absence by the Chief Executive Officer, or in their absence by a chairman chosen at the meeting.

Section 3.10    Telephonic Meetings. Directors may participate in any meeting of the board of directors by means of conference telephone or similar communications equipment, provided that all persons participating in the meeting can hear one another. Participation in this manner shall constitute presence in person at a meeting of the board of directors.

Section 3.11    Informal Action. Any action required to be taken at a meeting of the board of directors, or any action which may be taken at a meeting of the board of directors, may be taken without a meeting if a consent, in writing, setting forth the action so taken shall be signed by all of the directors and included in minutes or filed with the corporate records. Such consent shall have the same effect as a unanimous vote of the board of directors.

Section 3.12    Compensation. The board of directors shall have the authority to fix the compensation of directors.

ARTICLE I
OFFICERS

Section 4.1    Classes. The officers of the corporation shall be a Chief Executive Officer, President, Chief Financial Officer, one or more vice presidents and such other officers as may be provided by the board of directors and elected in accordance with the provisions of this Article, including a chairman of the board. An individual may hold more than one office with the corporation.

Section 4.2    Election and Term of Office. The officers of the corporation shall be elected by the board of directors. Each officer shall continue to serve as officer until the earlier of (a) the election or qualification of his or her successor, or (b) his or her resignation or removal.

Section 4.3    Resignation; Removal. Any officer of the corporation may resign at any time by giving written notice thereof to the corporation addressed to the Chief Executive Officer or the board of directors. The resignation shall be effective upon delivery of the notice to the aforementioned persons, unless the notice specifies a later effective date. If the corporation accepts such later effective date, the board may fill the pending vacancy before the effective date provided the successor shall not take office until the effective date. Any officer elected by the board of directors may be removed by the board of directors at any time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contractual rights.

Section 4.4    Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer and shall, in general, supervise and control all of the business and affairs of the corporation and have all powers and perform all duties commonly incident to the office of Chief Executive Officer. The Chief Executive Officer shall have such other powers and duties as may, from time to time, be assigned to him or her by the board of directors. The Chief Executive Officer shall (i) preside at meetings of the board of directors in the absence of the chairman, if applicable, and (ii) preside at meetings of the shareholders of the corporation and shall discharge the duties of the presiding officer. The Chief Executive Officer shall have the authority to execute bonds, mortgages and other contracts requiring a seal under the seal of the corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent.

Section 4.5    President. The President shall, in general, perform all the duties normally incident to the office of President and such other duties as from time to time may be normally assigned by the board of directors or the Chief Executive Officer.

Section 4.6    Secretary. The Secretary shall (a) keep the minutes of the shareholders’ and of the board of directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and stock transfer books of the corporation; and, (d) in general, perform all the duties normally incident to the office of the Secretary and such other duties as from time to time may be normally assigned by the board of directors or the Chief Executive Officer.

Section 4.7    Treasurer. The Treasurer shall (a) deposit all moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these bylaws; and, (b) in general, perform all the duties normally incident to the office of Treasurer and such other duties as from time to time may be normally assigned by the board of directors or the Chief Executive Officer.

Section 4.8    Chief Financial Officer.    The Chief Financial Officer shall (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and (c) in general, perform all the duties normally incident to the office of Chief Financial Officer and such other duties as from time to time may be normally assigned by the board of directors or the Chief Executive Officer.

Section 4.9    Vice-President. In the absence of the President, or in the event of his or her inability or refusal to act, the Vice-Presidents in order designated at the time of their election or otherwise by the board of directors shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to the restrictions upon the President. Any Vice-President may sign, with the Secretary or an assistant secretary, certificates for shares of the corporation and shall perform such other duties as from time to time may be normally assigned by the board of directors, the Chief Executive Officer or the President.

Section 4.10    Delegation of Duties. Whenever an officer is absent, or whenever, for any reason, the board of directors deem it desirable, the board may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.

ARTICLE V
CONTRACTS, LOANS, CHECKS, DEPOSITS

Section 5.1    Contracts and Agreements. The board of directors may authorize any officer or officers, or agent or agents, to enter into any contract or agreement or execute and deliver any instruments in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 5.2    Loans. No loans shall be contracted on behalf of the corporation, and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

Section 5.3    Checks, Drafts, Orders, Etc. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors or as otherwise provided in these Bylaws.

Section 5.4    Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the board of directors may select.

ARTICLE VI
CERTIFICATES FOR SHARE AND TRANSFER

Section 6.1    Certificates for Shares. Certificates representing shares of the corporation shall be in such form as may be determined by the board of directors which complies with Section 6.2 below. Such certificates shall be signed by the Chief Executive Officer and the President or a vice president and may be sealed with the seal of the corporation or a facsimile thereof. All certificates surrendered to the corporation for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the corporation as the board of directors may prescribe.

Section 6.2    Form of Certificates. Each share certificate shall state on its face the name of the corporation, that it is incorporated under the laws of the Commonwealth of Kentucky, the name of the person to whom issued, the number and class of shares the certificate represents, and such other information as the board of directors shall direct from time to time. If at any time the corporation is authorized to issue different classes of shares or different series within a class of shares, then there shall be summarized on the front or back of each certificate the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series and the authority of the board of directors to determine variations for future series, or in the alternative, each certificate shall state conspicuously on its front or back that such information will be furnished by the corporation upon request to the shareholder in writing and without charge.

Section 6.3    Transfer of Shares. Transfer of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof or by his or her attorney authorized by power of attorney duly executed and filed with a vice president of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation. The transfer of shares shall be subject to compliance with any applicable restrictions on transferability of the shares contained in the Articles of Incorporation of the corporation, as in effect from time to time, and no transfer shall be recorded on the books of the corporation absent such compliance.

ARTICLE VII
FISCAL YEAR

The fiscal year of the corporation shall end on December 31.
ARTICLE VIII
WAIVER OF NOTICE

Any shareholder or director may waive any notice required under these Bylaws, the corporation’s Articles of Incorporation, or the Kentucky Business Corporation Act, whether before or after the time stated therein, by signing a written waiver of notice. Such written waiver of notice shall be delivered to the corporation and filed with the minutes or corporate records of the corporation.
ARTICLE IX
INDEMNIFICATION

Section 9.1    Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or becomes involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, (hereinafter a proceeding), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by Kentucky Business Corporation Act, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment) against all expense, liability and loss (including attorney fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 9.2, the corporation shall indemnify any such person seeking indemnification in connection with the proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) is authorized by the board of directors of the corporation. The right to indemnification conferred in this Section 9.1 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Kentucky Business Corporation Act requires, the payment of such expenses incurred by a current director or officer in his or her capacity as director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced that it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 9.1 or otherwise. The corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Section 9.1 with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

Section 9.2    Right of Claimant to Bring Suit. If a claim under Section 9.1 is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, the claimant may, at any time thereafter, bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such a claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standard of conduct which makes it permissible under the Kentucky Business Corporation Act for the corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he or she has met the ethical standard of conduct set forth in the Kentucky Business Corporation Act, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 9.3    Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaw, agreement, vote of shareholders, or disinterested directors or otherwise.

Section 9.4    Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation, or another corporation, partnership, joint venture, trust or other enterprise against such expense, liability or loss, whether or not the corporation will have the power to indemnify such person against such expense, liability or loss, under the Kentucky Business Corporation Act.

ARTICLE X
AMENDMENT OF BYLAWS

The board of directors may adopt, alter, amend, modify or rescind all, or any portion, of these Bylaws, subject to the right of the shareholders of the corporation to repeal or modify such actions.